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                                                                    Exhibit 99.1


                                                        One Financial Place
                                                        440 South LaSalle Street
                                                        Chicago, IL 60605

                                                        tel 312 706 4000

[MORGAN STANLEY LOGO]


                                         June 14, 2002



Bcom3 Group, Inc.
35 West Wacker Drive
Chicago, IL 60601

CONSENT OF MORGAN STANLEY & CO. INCORPORATED
--------------------------------------------

Dear Sirs:

We hereby consent to the inclusion in Amendment No. 1 to the Registration Statement of Publicis Groupe S.A. on Form F-4 of our opinion letter appearing as Annex C to the Prospectus which is part of Amendment No. 1 to the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED



                                       By: /s/ Francis J. Oelerich III
                                          ------------------------------
                                          Francis J. Oelerich III
                                          Managing Director